Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS FIRST QUARTER 2010 RESULTS

Financial and Business Highlights

•                  Service revenue for Q1 2010 of $62.8 million — an increase of 0.4% from $62.5 million for Q4 2009 and an increase of 14.0% from $55.1 million for Q1 2009

•                  Foreign exchange negatively impacts revenue growth from Q4 2009 to Q1 2010 by $0.9 million and positively impacts revenue growth from Q1 2009 to Q1 2010 by $1.5 million

•                  Traffic growth of 8% from Q4 2009 to Q1 2010 and traffic growth of 64% from Q1 2009 to Q1 2010

•                  EBITDA, as adjusted, of $17.5 million for Q1 2010 - an increase of 0.7% from $17.4 million for Q4 2009 and an increase of 26.1% from $13.9 million for Q1 2009

•                  Operating income for Q1 2010 of $2.7 million - an increase of 97.5% from $1.4 million for Q4 2009 - the operating (loss) was $(4.5) million for Q1 2009

•                  22,237 customer connections on the Cogent network at the end of Q1 2010 - an increase of 4.2%  from 21,349 customer connections at the end of Q4 2009 and an increase of 21.9%  from 18,246 customer connections at the end of Q1 2009

•                  1,475 on-net buildings on the Cogent network at the end of Q1 2010 - an increase of 24 on-net buildings from 1,451 on-net buildings at the end of Q4 2009 and an increase of 120 on-net buildings from 1,355 on-net buildings at the end of Q1 2009

[WASHINGTON, D.C. May 6, 2010] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $62.8 million for the three months ended March 31, 2010, an increase of 0.4% over $62.5 million for the three months ended December 31, 2009, and an increase of 14.0% over $55.1 million for the three months ended March 31, 2009.

On-net revenue was $49.6 million for the three months ended March 31, 2010 and $49.7 million for the three months ended December 31, 2009.  On-net revenue increased by 12.1% from $44.3 million for the three months ended March 31, 2009. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $12.3 million for the three months ended March 31, 2010, an increase of 4.5% over $11.8 million for the three months ended December 31, 2009, and an increase of 24.8% over $9.9 million for the three months ended March 31, 2009. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.8 million for the three months ended March 31, 2010, $1.1 million for the three months ended December 31, 2009, and $0.9 million for the three months ended March 31, 2009.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 0.7% to $17.5 million for the three months ended March 31, 2010 from $17.4 million for the three months ended December 31, 2009, and increased 26.1% from $13.9 million for the three months ended March 31, 2009.   EBITDA, as adjusted, margin was 27.9% for the three months ended March 31, 2010, 27.8% for the three months ended December 31, 2009, and 25.2% for the three months ended March 31, 2009.

Basic and diluted net (loss) per share was $(0.01) for the three months ended March 31, 2010, $(0.03) for the three months ended December 31, 2009, and $(0.19) for the three months ended March 31, 2009.

Total customer connections increased 4.2% to 22,237 as of March 31, 2010 from 21,349 as of December 31, 2009, and increased 21.9% from 18,246 as of March 31, 2009. On-net customer connections increased 5.3% to 18,097 as of March 31, 2010 from 17,188 as of December 31, 2009 and increased 23.3% from 14,674 as of March 31, 2009.  Off-net customer connections increased 2.3% to 3,310 as of March 31, 2010 from 3,236 as of December 31, 2009 and increased 10.0% from 3,008 as of March 31, 2009.  Non-core customer connections were 830 as of March 31, 2010, 925 as of December 31, 2009 and 564 as of March 31, 2009.

The number of on-net buildings increased by 24 on-net buildings to 1,475 on-net buildings as of March 31, 2010 from 1,451 on-net buildings as of December 31, 2009, and increased by 120 on-net buildings from 1,355 on-net buildings as of March 31, 2009.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 6, 2010 to discuss Cogent’s operating results for the first quarter of 2010 and Cogent’s expectations for full year 2010.  Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir_events.php.   A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 140 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$44,293	$46,453	$48,050	$49,667	$49,635
% Change from previous Qtr.	-1.1%	4.9%	3.4%	3.4%	-0.1%
Off-Net revenue	$9,867	$10,562	$11,127	$11,791	$12,316
% Change from previous Qtr.	7.7%	7.0%	5.3%	6.0%	4.5%
Non-Core revenue (1)	$916	$976	$1,052	$1,053	$825
% Change from previous Qtr.	-8.7%	6.6%	7.8%	0.1%	-21.7%
Service revenue — total	$55,076	$57,991	$60,229	$62,511	$62,776
% Change from previous Qtr.	0.3%	5.3%	3.9%	3.8%	0.4%
Network operations expenses (2)	$24,118	$24,511	$26,375	$27,597	$28,051
% Change from previous Qtr.	1.5%	1.6%	7.6%	4.6%	1.6%
Gross profit (2)	$30,958	$33,480	$33,854	$34,914	$34,725
% Change from previous Qtr.	-0.7%	8.1%	1.1%	3.1%	-0.5%
Gross profit margin (2)	56.2%	57.7%	56.2%	55.9%	55.3%
Selling, general and administrative expenses (3)	$17,068	$16,962	$16,847	$17,593	$17,401
% Change from previous Qtr.	3.3%	-0.6%	-0.7%	4.4%	-1.1%
Depreciation and amortization expense	$14,576	$15,271	$15,282	$14,784	$13,471
% Change from previous Qtr.	-2.6%	4.8%	0.1%	-3.3%	-8.9%
Equity-based compensation expense	$3,814	$2,350	$1,267	$1,176	$1,165
% Change from previous Qtr.	-10.5%	-38.4%	-46.1%	-7.2%	-0.9%
Operating (loss) income	$(4,500)	$(1,103)	$458	$1,361	$2,688
% Change from previous Qtr.	1.8%	75.5%	141.5%	197.2%	97.5%
EBITDA, as adjusted (4)	$13,890	$16,670	$17,007	$17,379	$17,509
% Change from previous Qtr.	-5.2%	20.0%	2.0%	2.2%	0.7%
EBITDA, as adjusted margin (4)	25.2%	28.7%	28.2%	27.8%	27.9%
Net loss	$(8,160)	$(4,453)	$(3,279)	$(1,259)	$(570)
% Change from previous Qtr.	-177.8%	45.4%	26.4%	61.6%	54.7%
Basic and diluted net loss per common share	$(0.19)	$(0.10)	$(0.07)	$(0.03)	$(0.01)
% Change from previous Qtr.	-176.0%	47.4%	30.0%	57.1%	66.7%
Weighted average common shares — basic and diluted	42,758,372	43,689,747	43,894,098	44,242,791	44,464,821
% Change from previous Qtr.	-0.1%	2.2%	0.5%	0.8%	0.5%
Cash provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309
% Change from previous Qtr.	18.7%	1.7%	13.2%	10.8%	-6.3%
Capital expenditures	$11,746	$13,378	$16,676	$7,707	$11,333
% Change from previous Qtr.	126.4%	13.9%	24.7%	-53.8%	47.0%
Customer Connections — end of period
On-Net	14,674	15,988	16,633	17,188	18,097
% Change from previous Qtr.	3.7%	9.0%	4.0%	3.3%	5.3%
Off-Net	3,008	3,291	3,290	3,236	3,310
% Change from previous Qtr.	-1.1%	9.4%	—%	-1.6%	2.3%
Non Core (1)	564	1,149	1,065	925	830
% Change from previous Qtr.	-7.8%	103.7%	-7.3%	-13.1%	-10.3%
Total	18,246	20,428	20,988	21,349	22,237
% Change from previous Qtr.	2.5%	12.0%	2.7%	1.7%	4.2%
Other — end of period
Buildings On-Net	1,355	1,389	1,421	1,451	1,475
Employees	548	536	569	578	583

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada) and dial-up Internet access services.

(2)          Excludes equity-based compensation expense of $76, $47, $25, $24 and $47 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, respectively.

(3)          Excludes equity-based compensation expense of $3,738, $2,303, $1,242, $1,152 and $1,118  in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from asset related transactions of $152, $58 and $185 in the three months ended June 30, 2009, December 31, 2009 and March 31, 2010, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus gains on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010
($ In 000’s) — unaudited
Cash flows provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309
Changes in operating assets and liabilities	(1,486)	1,109	(333)	(530)	(188)
Cash interest expense and income tax expense	2,560	2,378	2,589	1,505	2,203
Gains on asset related transactions	—	152	—	58	185
EBITDA, as adjusted	$13,890	$16,670	$17,007	$17,379	$17,509

Impact of foreign currencies on sequential quarterly service revenue

($ In 000’s) — unaudited	Q1 2010
Service Revenue as reported — Q1 2010	$62,776
Impact of foreign currencies on service revenue	912
Service revenue - Q1 2010 , as adjusted (1)	$63,688
Service Revenue as reported — Q4 2009	$62,511
Increase from Q4 2009 to Q1 2010 - (Service revenue as adjusted for Q1 2010 less service revenue as reported for Q4 2009)	$1,177
Percent increase (Increase from Q4 2009 to Q1 2010 divided by service revenue as reported for Q4 2009)	1.9%

(1)   Service revenue as adjusted is determined by translating the service revenue for the three months ended March 31, 2010 at the average foreign currency exchange rates for the three months ended December 31, 2009. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND MARCH 31, 2010
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2009	March 31, 2010
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,929	$55,008
Accounts receivable, net of allowance for doubtful accounts of $2,516 and $2,622 respectively	22,877	22,861
Prepaid expenses and other current assets	8,045	10,254
Total current assets	86,851	88,123
Property and equipment, net	263,784	263,453
Deposits and other assets - $469 and $460 restricted, respectively	4,360	4,782
Total assets	$354,995	$356,358

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,781	$16,490
Accrued liabilities	17,609	17,720
Current maturities, capital lease obligations	5,643	5,568
Total current liabilities	36,033	39,778
Capital lease obligations, net of current maturities	104,021	101,548
Convertible senior notes, net of discount of $25,708 and $24,510, respectively	66,270	67,468
Other long term liabilities	4,187	3,542
Total liabilities	210,511	212,336
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,853,974 and 44,855,855 shares issued and outstanding, respectively	45	45
Additional paid-in capital	475,158	476,417
Accumulated other comprehensive income	1,976	825
Accumulated deficit	(332,695)	(333,265)
Total stockholders’ equity	144,484	144,022
Total liabilities and stockholders’ equity	$354,995	$356,358

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND MARCH 31, 2010
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2010
	(Unaudited)	(Unaudited)
Service revenue	$55,076	$62,776
Operating expenses:
Network operations (including $76 and $47 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	24,194	28,098
Selling, general, and administrative (including $3,738 and $1,118 of equity-based compensation expense, respectively)	20,806	18,519
Depreciation and amortization	14,576	13,471
Total operating expenses	59,576	60,088
Operating (loss) income	(4,500)	2,688
Interest income and other, net	248	379
Interest expense	(3,745)	(4,092)
Loss before income taxes	(7,997)	(1,025)
Income tax (provision) benefit	(163)	455
Net loss	$(8,160)	$(570)

Net loss per common share:
Basic and diluted net loss per common share	$(0.19)	$(0.01)

Weighted-average common shares—basic and diluted	42,758,372	44,464,821

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND MARCH 31, 2010
(IN THOUSANDS)

	Three months Ended March 31, 2009	Three months Ended March 31, 2010
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$12,816	$15,309
Cash flows from investing activities:
Purchases of property and equipment	(11,746)	(11,333)
Maturities of short term investments	62	—
Proceeds from dispositions of assets	—	230
Net cash used in investing activities	(11,684)	(11,103)
Cash flows from financing activities:
Purchases of common stock	(730)	—
Proceeds from exercises of stock options	8	14
Repayments of capital lease obligations	(3,925)	(4,943)
Net cash used in financing activities	(4,647)	(4,929)
Effect of exchange rate changes on cash	(599)	(198)
Net decrease in cash and cash equivalents	(4,114)	(921)
Cash and cash equivalents, beginning of period	71,291	55,929
Cash and cash equivalents, end of period	$67,177	$55,008

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.    The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences.  Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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